EIGHTH AMENDMENT TO THE FUND ADMINISTRATION

AND ACCOUNTING SERVICES AGREEMENT

THIS EIGHTH AMENDMENT to the Fund Administration and Accounting Services Agreement (this “Amendment”) is entered into and effective as of May 7, 2026 (the “Effective Date”), by and between Harding, Loevner Funds, Inc. (the “Company”), a Maryland corporation, acting on its own behalf and on behalf of each of its series listed in Schedule A, and The Northern Trust Company (“Northern”) an Illinois corporation.

WHEREAS, Northern provides certain services to the Company and its Funds pursuant to the Fund Administration and Accounting Services Agreement dated as of June 2, 2010 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Company and Northern wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2.	AMENDMENTS.

(a)

Schedule A (Fund List), Schedule C (Fund Administration Services Description) and Schedule D (Fund Accounting Services) of the Agreement are amended as of the Effective Date by replacing such schedules in their entirety with the amended Schedules A, C and D attached hereto.

(b)

Schedule B (Fees and Expenses) of the Agreement is amended as of the Effective Date by (i) inserting “Part A: Non-ETF Fund Fees” as a sub-title in the heading of such schedule and (ii) inserting the Schedule B (Fees and Expenses – Fund Administration and Accounting – Part B: ETF Fund Fees) attached hereto as a new Part B at the end of such schedule.

3.   GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.   MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart. Each faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.   EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

HARDING, LOEVNER FUNDS, INC.

By:	/s/Aaron Bellish
Name: Aaron Bellish
Title: President

THE NORTHERN TRUST COMPANY

By:	/s/Kelly Reed-Clare
Name: Kelly Reed-Clare
Title: Vice President

SCHEDULE A

to

Fund Administration and Accounting Services Agreement, dated as of June 2, 2010

FUND LIST

Dated: May 30, 2026

Global Equity Portfolio

International Equity Portfolio

International Small Companies Portfolio

Institutional Emerging Markets Portfolio

Emerging Markets Portfolio

Frontier Emerging Markets Portfolio

International Developed Markets Equity Portfolio*

International Developed Markets Select Equity ETF

*Effective on or about July 17, 2026, the International Developed Markets Equity Portfolio will convert into the International Developed Markets Select Equity ETF and cease to exist.

HARDING, LOEVNER FUNDS, INC.	THE NORTHERN TRUST COMPANY

By: /s/Aaron Bellish	By: /s/Kelly Reed-Clare
Name: Aaron Bellish	Name: Kelly Reed-Clare
Title: President	Title: Vice President

SCHEDULE B – FEES AND EXPENSES

Fund Administration and Accounting

Part B: ETF Fund Fees

A.	For the services rendered under this Agreement, the Advisor shall pay the fees defined on the attached Fee Schedule.

B.

For the purpose of determining fees calculated as a function of the Company’s assets, the value of the Company’s assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, the Company’s valuation procedures and resolutions of the Company’s Board of Directors.

C.	Out-of-pocket expenses, including but not limited to those in Section 5(d), will be computed and billed by Northern and payable monthly by or on behalf of the Company.

FUND ADMINISTRATION AND FUND SERVICES

A tiered asset-based fee applied at the fund level to the Harding Loevner Funds Inc. complex level:

First $2 billion	1.50	basis points p.a.
Next $4 billion	1.25	basis points p.a.
Next $8 billion	1.15	basis points p.a.
Over $14 billion	1.00	basis points p.a.

*Please note for comparative purposes that Northern Trust is unique in the industry in not charging pass through costs to our clients for fund pricing. This excludes Fair Valuation Reporting fees which are detailed below. Assumes Northern Trust’s standard pricing feeds will be utilized for Fund Accounting.

FUND BASED FEES:

•	Annual per Fund account fee: N/A
•	Annual per additional Share Class fee over 2 classes: $5,000
•	Annual Fair Valuation fee per fund: $5,000

FORM N-PORT & N-CEN:

Equity Funds (per fund, per annum)

•	Core services – $10,000
•	Premium services (includes month-end liquidity bucket value per security, from data provider) – $11,000

TSR REPORTING & FILING:

•	Per Share Class, per annum – $2,000*

*The fee applicable to a given fund will be capped at a maximum of 4 share classes. Additional one-time implementation fee may apply for development and design of custom template

TAX SERVICES:

•	Tax Equalization: Per event, per fund – $1,500 – WAIVED

FORM N-RN:

•	Per Filing – $1,000

ETF SPECIALIZED SERVICES:

•	ETF Specialized Services - including basket creation and AP servicing: $25,000 per fund per annum
•	For the initial ETF launch, Northern Trust will provide waivers on ETF Specialized Services as follows:

Time Period	Waiver
First 12 months	100%
Next 6 months	50%
After 18 months	0%

•	Create/Redeem fees will be charged directly to the Authorized Participants at a future rate to be agreed upon.

OUT OF POCKET EXPENSES

Customary out of pocket expenses will apply. The list below is representative but not exhaustive.

FUND ADMINISTRATION:

Out of pocket expenses generally include:

•	Fund proxy costs – production, mailing and shareholder vote tabulation and solicitation
•	Retention of records charges if it is a significant volume
•	Print and mailing costs for Board materials
•

Print and production costs for financial reports, prospectuses, and other required shareholder reporting, including, where applicable, software licensing costs for software used in the production process

BLUE SKY ADMINISTRATION:

•	Per permit charge for the administration of Blue Sky registration, monitoring and renewal filings will be passed through directly.
•	Additional charges may apply for addition and annual maintenance of intermediary files, which will be passed through directly.
•	Registration and renewal fees due to the states and paid on behalf of the funds will be charged directly back to the funds.

SCHEDULE C - FUND ADMINISTRATON SERVICES

Northern Trust (“Northern”), as Administrator, shall provide the following services, in each case, subject to the control, supervision and direction of the Company and the Board of Directors of the Company and the review and comment by the Company’s auditors and legal counsel and in accordance with procedures which may be established from time to time between the Company and Northern:

Description of Administration Services on a Continuous Basis:

•	Maintain accurate and complete Board calendars and regulatory filing calendars;

•

Prepare for filing with the Securities and Exchange Commission (“SEC”) the following documents: Fidelity Bonds pursuant to Rule 17g-1, Form N-CSR, Form N-CEN, Form N-PORT, Form N-RN (if applicable), Form N-PX and all amendments to the Registration Statement, including annual updates of the Prospectus(es) and SAI(s) for the series of the Company and any sticker supplements thereto;

•	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

•

Support counsel with the preparation and filing with the SEC of proxy statements with the assistance of the Company and Adviser. Prepare notices of Annual or Special Meetings of Shareholders, with the assistance of the Company and Adviser;

•	Attend and assist in the conduct of Shareholder Meetings and prepare scripts for and minutes of such meetings;

•

Prepare and review with Company counsel the agenda and resolutions for all requested Board of Directors and committee meetings, attend meetings as appropriate or requested, make presentations to the Board and committee meetings where appropriate, prepare minutes for Board and committee meetings; prepare Board meeting notices, agendas and materials for quarterly meetings and special meetings;

•

Maintain books and records for information under the control of or produced by Northern Trust for the Company as required under Rule 31a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”) and comply with SEC requirements in advance of and during examinations;

•	Assist the Company in the handling of regulatory examinations of the Company and work closely with the Company’s legal counsel in response to any non-routine regulatory matters;

•	Advise and consult with Adviser on matters pertaining to new fund launches or new share classes, and assist with the deregistration of a fund/class;

•

Maintain awareness of significant emerging regulatory and legislative developments that may affect the Company; take appropriate steps where necessary to amend the services contemplated hereunder to reflect such changes; update the Board and the Investment Adviser on these developments;

•	Provide copy of Northern Trust’s Compliance Program for Registered Fund Clients (the “Rule 38a-1 Program”) and updates thereto;

•	Provide results of testing of key controls identified in the Rule 38a-1 Program;

•	Support for intermediary payment processing and reporting;

•

Maintain Blue Sky registrations and be proactive in monitoring of sales by state, tracking of permit status, renewals and amendments. Monitor the Company’s status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended, and advise the Company and its Adviser of any potential or actual violations;

•

Conduct daily post-trade compliance testing of the Fund(s)’ requirements under the 1940 Act and limitations contained in the Registration Statements as may be mutually agreed upon, including compliance reporting to the designated Officer(s) of the Company;

•	Prepare the Company’s federal and applicable state tax returns and extension requests for review by the Company’s independent accountants;

•	Prepare Form 1099-MISC (for Directors and vendors);

•	Prepare and mail year-end shareholder reporting (1099s for shareholders) to each shareholder of the Company;

•	Compute tax basis provisions for both excise and income tax purposes;

•

Prepare annual minimum distribution calculations (income and capital gain) for review and sign off of the Company prior to their declaration; provide no less than three month-end estimates of distribution amounts (e.g., as of August 31, September 30 and October 31) per fund in advance of the final calculations, using equalization in such calculations as directed;

•	Perform initial determination of Passive Foreign Investment Companies (“PFIC”) on foreign securities;

•	Prepare Investment Company Institute (“ICI”) Primary and Secondary Layouts by the industry deadlines, as dictated by the ICI;

•	Coordinate the audit of the Funds’ financial statements by the Company’s independent accountants and provide office facilities for audits as necessary;

•	Prepare and coordinate, with the assistance of the Company, the annual and semi-annual financial statements and quarterly Schedules of Investments to be filed with the SEC;

•

In connection with the preparation of the Form N-CSR, prepare and coordinate filing with the SEC of the semi-annual and annual TSRs for each applicable share class in the Funds’ custom template format, inclusive of the required tagging requirements, and facilitate delivery of the TSR output to client or client’s applicable vendor(s) as agreed with the Funds;

•

Prepare for review by the designated Officer(s) of the Company annual fund expense budgets, perform accrual analyses and rollforward calculations on a periodic basis and recommend changes to fund expense accruals on a periodic basis;

•

Calculate, for purposes of the payment of variable or extraordinary expenses (e.g., invoices from Fund counsel) that are reflected on the Funds’ books and records, the allocation among applicable Funds. Furnish sufficient detail to an authorized person of the Adviser for review and approval of the variable or extraordinary expenses. Process the invoice payment upon receipt of the approval from the authorized person;

•	Calculate and provide income and expense ratios;

•

Prepare and furnish total return performance information for the Funds, including such information on an after-tax basis, calculate in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Company management;

•	Provide sub-certifications in connection with the requirements of the Sarbanes Oxley Act of 2002 with respect to services provided by the Administrator;

•	ETFs:

•	Prepare and furnish market price return performance calculations;

•	Calculate and furnish daily premium/discount calculation in support of the Company’s SEC Rule 6c-11 website requirements for ETFs;

•	Provide distribution calendar to NYSE Arca, Inc. and communicate distribution rates timely based on NYSE Arca, Inc. deadlines;

•	Prepare Form 8A-12B for filing with the SEC

•

Support budgeting and expense-related processes, including activities related to expense planning, invoice review and reconciliation, and coordination of approvals and payments as described in the Advisory Agreement;

•	Calculate the allocation of routine or fixed expenses that are reflected on the Funds’ books and records among relevant Funds. The Administrator pays these expenses based on a standing instruction;

•	Prepare initial NYSE Arca, Inc. (or other listing exchange) application, annual written affirmation, and certifications, as necessary;

•

Authorize borrowing from the Company’s line of credit in the event a Fund is overdrawn (or will be overdrawn), after the Transfer Agent confirms the true position and Northern’s Credit Department and the Adviser have been notified borrowing from the line of credit will occur; and

•	Provide qualified individuals to serve as Secretary and Assistant Treasurer of the Company to perform such specific functions as mutually agreed upon from time to time.

SCHEDULE D - FUND ACCOUNTING SERVICES

Northern Trust shall provide the following services, in each case, subject to the control, supervision and direction of the Company and the Board of Directors to the Company and the review and comment by the Company’s auditors and legal counsel and in accordance with procedures which may be established from time to time between the Company and Northern Trust:

Description of Accounting Services on a Continuous Basis:

•

Establish the accounting policies of the Company and, in connection therewith, consult with the Company’s officers, independent auditors, legal counsel, custodian, fund accountant, distributor and transfer agent;

•	Maintain the books and records for each Fund’s assets, including records of all securities transactions effected by the Company’s Adviser on behalf of the Company;

•

Calculate each Fund’s Net Asset Value per share per class, utilizing prices obtained from mutually agreeable sources and transmitting valuation as required by the Funds’ investment Adviser; deliver NAV to appropriate parties as agreed upon;

•	Make available reporting to support obligations under Rule 2a-5;

•	Price each Funds’ portfolio holdings and liabilities in accordance with the Company’s pricing policy;

•

Reconcile positions and cash with custody records. Compute, as appropriate, and in consultation with the Funds’ auditors and tax advisors, the net income and capital gains and losses, dividend payables and dividend factors;

•	Compute unrealized gain and loss on securities held by the Funds;

•	Post Fund transactions to appropriate categories to support financial statement presentation;

•	Accrue expenses as established in the expense budget of the Funds and in accordance with the Multiple Class Expense Allocation Plan adopted pursuant to Rule 18f-3, if applicable;

•	Compute outstanding receivable and payable balances for unsettled security trades and unsettled shareholder transactions;

•

Compute income and expense accruals. The Company will be responsible for directing Northern Trust with respect to any uncollectible income amounts which should be written off and for approval of expense accrual rates;

•

Coordinate with the Company’s independent auditors and provide accounting reports in connection with the Company’s regular annual audit and other routine audits and examinations by regulatory agencies;

•	Maintain historical tax lots for each security; and

•

Provide the company on a periodic basis with a schedule setting forth the amounts of tax withheld and the amount of pending tax reclaims in connection with securities transactions in the funds. The Company has sole responsibility for determining the propriety of the withholding taxes payable and the collectability of tax reclaim receivables.